(m)(D)

                                   WM TRUST I

                                   WM TRUST II

                  WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC

                           CLASS R-1 DISTRIBUTION PLAN

                          Dated as of November 9, 2005

     This Class R-1 Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), by WM Trust I, WM Trust II and WM Strategic Asset Management Portfolios, LLC, each of which is registered with the Securities and Exchange Commission under the Act as an open-end management investment company (together, the "Trusts"), the Trustees of the Trusts having concluded that there is a reasonable likelihood that this Plan will benefit the Trusts and their holders.

Section 1. Distribution Fee.

     (a) Payment. Each Trust may pay to each person as may from time to time be engaged and appointed to act as the distributor of its Class R-1 Shares at such point in time (any such person, a "Distributor," and such shares, "Shares") a distribution fee for services rendered and expenses borne in connection with the offering and sale of Shares of one or more series of the Trust (each such series, a "Fund," and together, the "Funds"). The aggregate distribution fees in respect of Shares of any Fund payable to all Distributors shall not be greater than the annual rate of 0.30% of the average daily net assets attributable to the Shares of such Fund.

     No amount shall be paid by a Trust in contravention of any applicable exemptive order, rule or regulation issued by the Securities and Exchange Commission.

     (b) Receipt, Retention, Direction of Payment. Any Distributor (i) may retain all or any part of the distribution fee payable to it as compensation for distribution services it provides to the applicable Fund and/or as reimbursement for expenses associated with such services; (ii) may use all or any part of such fee to compensate or reimburse persons who provide distribution services to such Fund; and (iii) may direct the Trust to pay any part or all of such fee directly to persons providing funds to a Distributor to cover or otherwise enable the incurring of expenses associated with such services.

     The distribution fee shall by payable to the relevant Distributor or to persons to whom such Distributor directs the Trust to make payments.

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Section 2. Expenses Covered by Plan.

THE ANNUAL FEE PAID TO THE DISTRIBUTOR OR AT THE DIRECTION OF THE DISTRIBUTOR TO ANY OTHER PERSON WITH WHICH THE DISTRIBUTOR HAS A WRITTEN AGREEMENT TO PROVIDE SERVICES AS PERMITTED BY THE PLAN AND THE RELEVANT DISTRIBUTION AGREEMENT (EACH A "DESIGNATED PROVIDER") UNDER SECTION 1 OF THE PLAN MAY BE USED BY THE DISTRIBUTOR OR DESIGNATED PROVIDERS TO COVER ANY EXPENSES PRIMARILY INTENDED TO RESULT IN THE SALE OF A FUND'S CLASS R-1 SHARES, INCLUDING, BUT NOT LIMITED TO:
(I) PAYMENTS MADE TO, AND EXPENSES OF, THE REGISTERED REPRESENTATIVES AND OTHER EMPLOYEES OF THE DISTRIBUTOR OR DESIGNATED PROVIDERS THAT ARE REGISTERED BROKER-DEALERS AND ENGAGE IN THE DISTRIBUTION OF THE FUND'S SHARES; (II) PAYMENTS MADE TO, AND EXPENSES OF, PERSONS WHO PROVIDE SUPPORT SERVICES IN CONNECTION WITH THE SALE OF THE FUND'S CLASS R-1 SHARES, INCLUDING, BUT NOT LIMITED TO, OFFICE SPACE AND EQUIPMENT, TELEPHONE FACILITIES, ANSWERING ROUTINE INQUIRIES REGARDING THE FUND, PROCESSING SHAREHOLDER TRANSACTIONS AND PROVIDING ANY OTHER SHAREHOLDER SERVICES NOT OTHERWISE PROVIDED BY THE FUND'S TRANSFER AGENT OR ANY SHAREHOLDER SERVICING AGENT; (III) COSTS RELATING TO THE FORMULATION AND IMPLEMENTATION OF MARKETING AND PROMOTIONAL ACTIVITIES REGARDING THE FUND'S CLASS R-1 SHARES, INCLUDING, BUT NOT LIMITED TO, DIRECT MAIL PROMOTIONS AND TELEVISION, RADIO, NEWSPAPER, MAGAZINE AND OTHER MASS MEDIA ADVERTISING; (IV) COSTS OF PRINTING AND DISTRIBUTING PROSPECTUSES, STATEMENTS OF ADDITIONAL INFORMATION AND REPORTS OF THE FUND TO PROSPECTIVE CLASS R-1 SHAREHOLDERS OF THE FUND; (V) COSTS INVOLVED IN PREPARING, PRINTING AND DISTRIBUTING ADVERTISING AND SALES LITERATURE PERTAINING TO THE FUND'S CLASS R-1 SHARES; AND (VI) COSTS INVOLVED IN OBTAINING WHATEVER INFORMATION, ANALYSES AND REPORTS WITH RESPECT TO MARKETING AND PROMOTIONAL ACTIVITIES THAT THE FUND MAY, FROM TIME TO TIME, DEEM ADVISABLE REGARDING THE FUND'S CLASS R-1 SHARES.

WM ADVISORS, INC., AS INVESTMENT ADVISOR TO EACH OF THE FUNDS, MAY USE ITS INVESTMENT ADVISORY FEE FOR PURPOSES THAT MAY BE DEEMED TO BE DIRECTLY OR INDIRECTLY RELATED TO THE DISTRIBUTION OF THE TRUSTS' CLASS R-1 SHARES. TO THE EXTENT THAT SUCH USES MIGHT BE CONSIDERED TO CONSTITUTE THE DIRECT OR INDIRECT FINANCING OF ACTIVITIES PRIMARILY INTENDED TO RESULT IN THE SALE OF THE TRUSTS' CLASS R-1 SHARES, SUCH USES ARE EXPRESSLY AUTHORIZED UNDER THE PLAN.

THE DISTRIBUTOR MAY USE ITS FEE UNDER THE PLAN RECORDKEEPING/ADMINISTRATION AGREEMENT FOR PURPOSES THAT MAY BE DEEMED TO BE DIRECTLY OR INDIRECTLY RELATED TO THE DISTRIBUTION OF THE TRUSTS' CLASS R-1 SHARES. TO THE EXTENT THAT SUCH USES MIGHT BE CONSIDERED TO CONSTITUTE THE DIRECT OR INDIRECT FINANCING OF ACTIVITIES PRIMARILY INTENDED TO RESULT IN THE SALE OF THE TRUSTS' CLASS R-1 SHARES, SUCH USES ARE EXPRESSLY AUTHORIZED UNDER THE PLAN.

SECTION 3. SHAREHOLDER SERVICES AND FEE.

     (A) SHAREHOLDER SERVICES ANNUAL FEE. EACH TRUST IS AUTHORIZED TO PAY TO A DISTRIBUTOR A FEE, CALCULATED DAILY AND PAID MONTHLY IN ARREARS, FOR THE SHAREHOLDER SERVICES THAT ARE DESCRIBED IN PARAGRAPH (B) OF THIS SECTION 3 AND THAT ARE PROVIDED BY SUCH DISTRIBUTOR TO ONE OR MORE OF THE FUNDS. THE AGGREGATE FEE PAID TO ALL DISTRIBUTORS UNDER THIS SECTION 3 FOR SHAREHOLDER SERVICES TO ANY FUND

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SHALL NOT BE GREATER THAN THE ANNUAL RATE OF 0.25% OF THE AVERAGE DAILY NET
ASSETS ATTRIBUTABLE TO THE SHARES OF SUCH FUND.

     (B) SHAREHOLDER SERVICES. IN ADDITION TO THE DISTRIBUTION SERVICES SET FORTH IN SECTION 2(A) ABOVE, A DISTRIBUTOR MAY PROVIDE SHAREHOLDER SERVICES TO ACCOUNTS OF THE SHARES OF ONE OR MORE OF THE FUNDS, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING: TELEPHONE SERVICE TO SHAREHOLDERS, INCLUDING THE ACCEPTANCE OF TELEPHONE INQUIRIES AND TRANSACTION REQUESTS; ACCEPTANCE AND PROCESSING OF WRITTEN CORRESPONDENCE, NEW ACCOUNT APPLICATIONS AND SUBSEQUENT PURCHASES BY CHECK; MAILING OF CONFIRMATIONS, STATEMENTS AND TAX FORMS DIRECTLY TO SHAREHOLDERS; AND ACCEPTANCE OF PAYMENT FOR TRADES BY CHECK, FEDERAL RESERVE WIRE OR AUTOMATED CLEARING HOUSE PAYMENT. IN ADDITION, A DISTRIBUTOR MAY PERFORM OR SUPERVISE THE PERFORMANCE BY OTHERS OF OTHER SHAREHOLDER SERVICES IN CONNECTION WITH THE OPERATIONS OF SUCH FUND(S) WITH RESPECT TO ITS SHARES, AS AGREED FROM TIME TO TIME.

SECTION 4. APPROVAL BY TRUSTEES.

     Neither the Plan nor any related agreements will take effect until approved by a majority vote of both (a) the full Board of Trustees of the Trusts and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purposes of voting on the Plan or the related agreements.

SECTION 5. CONTINUANCE OF THE PLAN.

     The Plan will continue in effect for the Trusts for so long as its continuance is specifically approved at least annually by the Trusts' Board of Trustees in the manner described in Section 4 above.

SECTION 6. TERMINATION.

     The Plan may be terminated at any time with respect to any Fund by a majority vote of the Qualified Trustees or by vote of a majority of the outstanding Class R-1 shares of the Fund. The Plan may remain in effect with respect to the Class R-1 shares of a particular Fund even if the Plan has been terminated in accordance with this Section 6 with respect to the Class R-1 shares of one or more of the other Funds.

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SECTION 7. AMENDMENTS.

     The Plan may not be amended with respect to the Class R-1 shares of a Fund so as to increase materially the amount of the fee described in Section 1 above with respect to the Class R-1 shares of the Fund, unless the amendment is approved by a vote of at least a majority of the outstanding Class R-1 shares of that Fund. No material amendment to the Plan may be made unless approved by the Trusts' Board of Trustees in the manner described in Section 4 above.

SECTION 8. SELECTION OF CERTAIN TRUSTEES.

     While the Plan is in effect, the selection and nomination of the Trusts' Trustees who are not interested persons of the Trusts will be committed to the discretion of the Trustees then in office who are not interested persons of the Trusts.

SECTION 9. WRITTEN REPORTS.

     In each year during which the Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement will prepare and furnish to the Trusts' Board of Trustees, and the Board will review, at least quarterly, written reports, complying with the requirements of the Rule, which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

SECTION 10. PRESERVATION OF MATERIALS.

     The Trusts will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

SECTION 11. MEANINGS OF CERTAIN TERMS.

     As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trusts under the Act by the Securities and Exchange Commission.

SECTION 12. LIMITATION OF LIABILITY.

     The execution of the Plan by an officer of the Trusts has been authorized by both the Trusts' Board of Trustees and the shareholders of the Class R-1 shares of each Fund. A copy of the Agreement and Declaration of Trust of the Trust of each of WM Trust I and WM Trust II, and a copy of LLC Operating Agreement of WM Strategic Asset Management Portfolios, LLC, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Plan is executed by an officer of the Trust on behalf of the Trustees of the Trust, as trustees and not individually, on further behalf of each Fund and that the obligations of this Agreement with respect to a Fund shall be binding upon the assets and properties of that Fund only and shall not be binding upon the assets and properties of any other Fund or series of the Trust or upon any of the Trustees, officers, employees, agents or shareholders of a Fund or the Trust individually.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        WM TRUST I, WM TRUST II AND WM VARIABLE
                                        TRUST, AND WM STRATEGIC ASSET MANAGEMENT
                                        PORTFOLIOS, LLC


                                        By:
                                            ------------------------------------
                                            William G. Papesh, President

[NOTE: Confirm signatory on behalf of each Trust]

                                        WM SHAREHOLDER SERVICES, INC.


                                        By:
                                            ------------------------------------
                                            Debra C. Ramsey, Sr. Vice
                                            President

                                   SCHEDULE A

            TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT
                                     BETWEEN
         WM TRUST I, WM TRUST II AND WM VARIABLE TRUST, AND WM STRATEGIC
                        ASSET MANAGEMENT PORTFOLIOS, LLC
                                       AND
                          WM SHAREHOLDER SERVICES, INC.

TRUST PORTFOLIOS

WM TRUST I:
     Mid Cap Stock Fund
     High Yield Fund
     U.S. Government Securities Fund
     Income Fund
     Tax-Exempt Bond Fund
     Equity Income Fund
     Growth & Income Fund
     West Coast Equity Fund
     Money Market Fund
     Tax-Exempt Money Market Fund
     REIT Fund
     Small Cap Value Fund

WM TRUST II:
     Short Term Income Fund
     California Insured Intermediate Municipal Fund
     California Municipal Fund
     Growth Fund
     Small Cap Growth Fund
     International Growth Fund
     California Money Fund

WM VARIABLE TRUST:
     REIT Fund
     Mid Cap Stock Fund
     Money Market Fund
     Short Term Income Fund
     U.S. Government Securities Fund
     Income Fund Equity Income Fund
     Growth & Income Fund
     Growth Fund
     West Coast Equity Fund
     Small Cap Growth Fund

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     International Growth Fund
     Small Cap Value Fund

WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC:
     Strategic Growth Portfolio
     Conservative Growth Portfolio
     Balanced Portfolio
     Flexible Income Portfolio
     Conservative Balanced Portfolio

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                                   SCHEDULE B

            TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT
                                     BETWEEN
         WM TRUST I, WM TRUST II AND WM VARIABLE TRUST, AND WM STRATEGIC
                        ASSET MANAGEMENT PORTFOLIOS, LLC
                                       AND
                          WM SHAREHOLDER SERVICES, INC.

FEES AND EXPENSES

FEES:

A. The Transfer Agent shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as the Transfer Agent shall request and the parties hereto shall agree, a fee computed with respect to each Portfolio as follows:

                  PER ACCOUNT PER ANNUM(1)
                  ------------------------
Open Accounts              $20.00
Closed Accounts            $ 1.25

Fees include:

     -    Shareholder and Broker Servicing

     -    Transaction Processing, Correspondence, and Research

     -    Settlement and Reconciliation

     -    Corporate Actions

     -    Tax Reporting and Compliance

     -    NSCC Support (excluding any fees paid to NSCC)

     -    Management Company and Broker/Dealer Support

B. Retirement Account Fees

     In addition to the fees set forth above, the Transfer Agent shall receive an annual per account maintenance fee as follows:

     Fees Paid by Funds:

----------
(1)  No fees shall be payable by WM Variable Trust hereunder.

Individual Retirement Accounts   $10.00

Fees Paid by Shareholders:*

Simple IRA Accounts              $10.00

403(b) Accounts                  $10.00

Medical Savings Accounts         $10.00

* Fees waived if account balances exceed $10,000 at the time the fee is assessed

OUT-OF-POCKET EXPENSES:

The fees set forth above shall be in addition to the payment of out-of-pocket expenses, as provided for in Section 4 of this Agreement.

SCHEDULE C

            TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT
                                     BETWEEN
         WM TRUST I, WM TRUST II AND WM VARIABLE TRUST, AND WM STRATEGIC
                        ASSET MANAGEMENT PORTFOLIOS, LLC
                                       AND
                          WM SHAREHOLDER SERVICES, INC.

                                  AML SERVICES

     a. Designate an employee of the Transfer Agent to serve as AML Compliance Officer to perform such services and satisfy such requirements as are set forth in the Trusts' AML Program.

     b. Respond promptly to Financial Crimes Enforcement Network (FinCEN) requests about accounts or transactions by reporting to FinCEN the identity of the specified individual or organization, the account number, all identifying information provided by the account holder when the account was established, and the date and type of transaction, after providing notice to the Trusts.

     c. Share information with the Trusts, and other financial institutions as requested by the Trusts, regarding those suspected of terrorism and money laundering for the purposes of identifying and reporting activities that may involve terrorist acts or money laundering activities in compliance with Applicable AML Laws as permitted by applicable laws and/or regulations.

     d. Identify and verify the identity of all shareholders upon the opening of new accounts in compliance with Applicable AML Laws.

     e. Perform a risk-based analysis to determine whether to perform additional due diligence to verify the identity of shareholders with accounts that may pose a greater risk of terrorism or money laundering activity, such as foreign accounts, domestic or foreign corporate or business entity accounts, domestic or foreign trust accounts, offshore accounts, intermediary accounts, accounts in high risk and non-cooperative jurisdictions, and senior foreign government or public official accounts in compliance with Applicable AML Laws.

     f. Check shareholders against the Treasury's Office of Foreign Assets Control ("OFAC") list of "Specifically Designated Nationals and Blocked Persons List," and similar lists of terrorists received from governmental agencies, and place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as required by Applicable AML Laws.

     g. To the extent required by applicable laws and/or regulation, provide notices to shareholders, prior to the opening of an account or trading authority is granted, that the Transfer Agent will request information, from either the shareholder or a third party, to verify the identity of the shareholder in compliance with Applicable AML Laws.

     h. Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the SEC, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent, in each case consistent with the Trusts' AML Program.

     i. Maintain the confidentiality of any reports provided to the SEC, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent in compliance with Applicable AML Laws.

     j. Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trusts' AML Program, and make the same available for inspection by (i) the Trusts' AML Compliance Officer,
          (ii) any auditor of the Trust's AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Trusts' AML Compliance Officer.

     k. Arrange for periodic reviews of the Transfer Agent operations related to the AML Services, at least annually, of the Transfer Agent operations related to the AML Services, which reviews are performed by internal auditors not involved in the day-to-day operation of the Transfer Agent anti-money laundering program or other qualified independent auditors chosen by the Transfer Agent.

     l. Develop and implement an ongoing employee training program providing training, at least annually, with regard to how to identify red flags and signs of terrorism or money laundering activities, what to do if such a red flag is identified, the Transfer Agent's AML record retention policies, and the consequences of not complying with the requirements of the Transfer Agent's AML policies and procedures.

     m.   Perform such other related services as are required by the AML
          Program.

                                   SCHEDULE D

            TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT
                                     BETWEEN
         WM TRUST I, WM TRUST II AND WM VARIABLE TRUST, AND WM STRATEGIC
                        ASSET MANAGEMENT PORTFOLIOS, LLC
                                       AND
                          WM SHAREHOLDER SERVICES, INC.

                                   AML REPORTS

Following each quarterly period, the Transfer Agent will provide a report to the Trusts to the following effect pertaining to the AML Services rendered by the Transfer Agent hereunder during such quarterly period:

-    performed good order review for all new and reregistered accounts;

-    performed acceptance review for all monetary instruments received;

-    verified customer address changes;

- verified customer identification for all new accounts and all name changes on existing accounts;

- monitored all purchase transactions made with cash equivalents totaling in excess of $10,000, resulting in the filing of Form 8300 reports during the period. The Fund does not accept cash or currency;

- monitored all accounts for suspicious activity, resulting in the filing of Form SAR reports during the period;

- reviewed shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control, resulting in the freezing and reporting of accounts during the period; and

- maintained all records and other documentation related to shareholder accounts and transactions required to be prepared and maintained pursuant to the Fund's anti-money laundering program for all the Transfer Agent transfer agent services.

The following items will be provided if the Trusts fall under the related USA PATRIOT Act provisions:

- performed the required due diligence to help prevent the opening of any accounts for foreign shell banks during the period either directly or through correspondent accounts, resulting in declined account openings; and

- performed required due diligence on any new correspondent accounts opened during the period, resulting in closed correspondent accounts.